UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2022

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1414 Harbour Way South, Suite 1901, Richmond, California 94804
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Master Supply Agreement

On December 31, 2022, SunPower Corporation, a Delaware corporation (the “Company” or “SunPower”), and Maxeon Solar Technologies, Ltd., a Singapore public company limited by shares (“Maxeon”), entered into an Amendment No. 1 to Master Supply Agreement (the “Amendment”), amending the Master Supply Agreement, dated February 14, 2022, by and between the Company and Maxeon (the “2022 MSA”), to, among other things, increase the minimum product volumes, update the pricing of products for 2023, and extend the exclusive supply relationship between the Company and Maxeon for certain products.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

2024-2025 Master Supply Agreement

On December 31, 2022, SunPower and Maxeon entered into a Master Supply Agreement (the “Master Supply Agreement”), pursuant to which, in 2024 and 2025, SunPower will purchase from Maxeon, and Maxeon will sell to SunPower, certain designated products for use in residential solar applications in the Territory (as defined therein), with Maxeon exclusively selling certain designated residential products to SunPower for a period of time, as described herein and in the Master Supply Agreement.

The Master Supply Agreement will remain in effect until December 31, 2025, subject to customary early termination provisions triggered by a breach of the other party (with the right to cure depending on the breach) and insolvency events affecting the other party.

Under the Master Supply Agreement, SunPower is required to purchase, and Maxeon is required to supply, certain specified amounts of products during each calendar quarter of the term. The parties will be subject to reciprocal penalties for failing to purchase or supply, as applicable, the minimum product volumes. For 2024 and 2025, the purchase price for the products will be fixed, subject to adjustment as set forth in the Master Supply Agreement based on changes to agreed upon commodity price indices.

The Master Supply Agreement also includes exclusivity provisions that, subject to certain exceptions, will prohibit Maxeon from selling M-Series products to anyone other than SunPower for use in residential solar applications and SunPower from purchasing high efficiency modules from anyone other than Maxeon, until December 31, 2024 and, if extended by SunPower, through December 31, 2025. Additionally, the Master Supply Agreement contains reciprocal non-solicitation provisions with respect to certain employees of each party, including those employees who have access to certain confidential information.

The foregoing description of the Master Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD.

On January 5, 2023, the Company and Maxeon issued a joint press release announcing the execution of the Amendment and the Master Supply Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Information in Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit 10.1*	Amendment No. 1 to Master Supply Agreement, dated as of December 31, 2022, between the Company and Maxeon.
Exhibit 10.2*	Master Supply Agreement, dated as of December 31, 2022, between the Company and Maxeon.
Exhibit 99.1	Press Release, dated January 5, 2023 (furnished herewith).
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*The exhibits and schedules attached to such agreements have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

January 5, 2023	By:	/S/ GUTHRIE DUNDAS
	Name:	Guthrie Dundas
	Title:	Interim Chief Financial Officer